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                                                                     Exhibit 1.3



(Translation)



                         Board of Directors Regulations
                                       of
                                  Hitachi, Ltd.



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
Establishment:           August 4, 1951

Amendments:              November 28, 1967              November 29, 1971              November 28, 1974
                         June 28, 1977                  June 26, 1981                  August 26, 1982
                         March 28, 1991                 October 27, 1998               February 25, 1999
                         June 29, 1999                  October 1, 2001                April 1, 2002
                         June 26, 2002
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                                     - 2 -

Article 1.  (Purpose)
          In addition to what is provided in laws, orders or the Articles of Incorporation, matters relating to the Board of Directors of the Company shall be governed by these Regulations.


Article 2.  (Powers of the Board of Directors)
          The Board of Directors shall decide the administration of the affairs of the Company and supervise the execution of the duties of the Directors.


Article 3.  (Person having power to convene meeting)
          Ordinary meetings of the Board of Directors shall be convened once every month, and extraordinary meetings of the Board of Directors, whenever necessary, by the Chairman of the Board and Director (herein called the Chairman). If there is no Chairman or the Chairman is prevented from discharging his duties, such meetings shall be convened by the President and Director (herein called the President) and if the President is prevented from discharging his duties, such meetings shall be convened by one of the other Directors in the order previously fixed by resolution of the Board of Directors.


Article 4.  (Request to convene meeting)
          When a Director has requested that a meeting of the Board of Directors be convened, submitting to the Chairman a written statement giving of the matters to be taken up by such meeting, the Chairman shall convene a meeting of the Board of Directors without delay.
          When a Corporate Auditor has requested that a meeting of the Board of Directors be convened in accordance with what is provided in laws and orders, the Chairman shall convene a meeting of the Board of Directors without delay.


Article 5.  (Notice)
          Notice of a meeting of the Board of Directors shall be dispatched to each Director and each Corporate Auditor one week prior to the date of meeting; provided, however, that in case of urgency such period may be shortened and such notice may be dispatched three days prior to the date of meeting.


Article 6.  (Chairmanship)
          Chairmanship of a meeting of the Board of Directors shall be assumed by the Chairman. If there is no Chairman or the Chairman is prevented from discharging his duties, the President shall assume the chairmanship and if the President is prevented from discharging his duties, one of the other Directors shall assume the chairmanship in the order previously fixed by resolution of the Board of Directors.
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                                     - 3 -

Article 7.  (Method of resolution)
          Resolutions of the Board of Directors shall be adopted by a majority vote of the Directors present at a meeting of the Board of Directors attended by more than one-half of the Directors.
          A Director who has a special interest in a resolution under the preceding paragraph shall not take part in the voting thereon.


Article 8.  (Matters requiring resolution)
          Resolution of the Board of Directors shall be required for the following matters:

                1.  Convening of a General Meeting of Shareholders.

                2. Matters and proposals to be presented to the General Meeting of Shareholders as the subjects to be discussed thereby.

                3. Decision that shareholders not attending a General Meeting of Shareholders may exercise their voting rights by an electromagnetic method.

                4. Approval of the balance sheet, statement of income, business report and the plan for appropriation of retained earnings or disposition of deficit, and detailed statements attached thereto.

                5. Decision that the balance sheet and statement of income reported to the General Meeting of Shareholders shall be provided to the general public by an electromagnetic method.

                6. Decision on distribution of money (interim dividends) to the shareholders or registered pledgees.

                7.  Selection of Representative Directors.

                8. Selection of a Chairman of the Board and Director, a Vice Chairman of the Board and Director, a President and Director, Executive Vice Presidents and Directors, and Senior Vice Presidents and Directors.

                9.  Selection of Executive Officers and Administrative Officers.

               10.  Commissioning of Chairmen Emeritus.

               11.  Commissioning of Advisory Board Members.

               12. Any other matters in addition to those mentioned in the preceding five items relating to important organizational and personnel affairs.

               13.  Approval of transactions between Directors and the Company.

               14. Approval of transactions by the Company which might cause a conflict of interest between Directors and the Company.

               15. Approval of transactions of Directors competitive with the Company.

               16. Exercise of power to intervene with respect to transactions of Directors competitive with the Company.

               17. Exemption of Directors and Corporate Auditors from liabilities.

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                                     - 4 -

               18. Conclusion of contracts with outside Directors to limit liabilities of such Directors.

               19.  Matters relating to issuance of new shares.

               20.  Transfer of reserves to stated capital.

               21. Splitting-up of shares and amendment of Articles of Incorporation thereof.

               22.  Matters relating to issuance of stock acquisition rights.

               23.  Cancellation of stock acquisition rights.

               24.  Matters relating to issuance of debentures.

               25. Matters relating to issuance of debentures with stock acquisition rights.

               26.  Matters relating to purchase of its own shares.

               27.  Disposal and cancellation of its own shares.

               28.  Borrowing of large sums.

               29.  Important policies relating to production and sales.

               30.  Acquisition and disposal of important property.

               31.  Conclusion of important contracts.

               32.  Matters relating to important litigation.

               33.  Establishment and amendment of the Share Handling
                    Regulations.

               34. Establishment, amendment and repeal of important regulations.

               35. Matters in addition to those mentioned in the foregoing items provided in laws, orders or the Articles of Incorporation.

               36. Matters entrusted to the decision of the Board of Directors at the General Meeting of Shareholders.

               37. Other matters of the Company's business of importance comparable to those mentioned in the foregoing items.


Article 9.  (Matters to be reported)
          Every Director shall report to the Board of Directors on the following matters without delay:

                1.  Progress in the execution of his business.

                2. Important matters relating to transactions between himself and the Company.

                3. Important matters relating to transactions by the Company which might cause a conflict of the interest between Directors and the Company.

                4. Important matters relating to transactions by him which are competitive with the Company.

                5.  Other matters the Board of Directors may deem necessary.
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                                     - 5 -

Article 10.  (Presence of Corporate Auditors)
          Corporate Auditors shall be present at meetings of the Board of Directors, and shall state opinions when necessary.


Article 11.  (Minutes)
          With respect to the proceedings at a meeting of the Board of Directors, minutes shall be prepared with names and seals or electronic signatures of the Directors and the Corporate Auditors present thereat. Such minutes shall be prepared entering or recording therein a summary of the proceedings and the results thereof.
          Directors who have taken part in the voting on a resolution and who have recorded no objection in the minutes shall be deemed to have concurred in such resolution.


Article 12.  (Amendment)
          Resolution of the Board of Directors shall be required for any amendment of these Regulations.